STATE OF VERMONT
                              PUBLIC SERVICE BOARD


Joint Petition of The National Grid Group plc  )
and New England Power Company for approval     )
pursuant to 30 V.S.A. ss.107 of the indirect   )        Docket No. ________
acquisition of a controlling interest in New   )
England Power Company                          )


                                 JOINT PETITION

     The National Grid Group plc ("National Grid") and New England Power Company ("NEP") hereby petition the Vermont Public Service Board (the "Board"), pursuant to 30 V.S.A. ss. 107, for approval of the indirect acquisition by National Grid of a controlling interest in NEP.

                                       I.

     By this petition, National Grid and NEP represent that:

     1. NEP is a Massachusetts corporation that owns and operates properties in Massachusetts, New Hampshire, Connecticut, Maine and Vermont, including transmission lines, and is a transmission subsidiary of New England Electric System ("NEES"); NEP owns properties in several Vermont communities used primarily for the transmission of electricity and has a twenty percent share of the common stock of Vermont Yankee Nuclear Power Corporation;

     2. NEP has qualified to transact business in Vermont as a foreign corporation but does not engage in local distribution of electricity therein;

     3. National Grid is a holding company incorporated in England and Wales and is the world's largest privately-owned, independent transmission company. National Grid's principal subsidiary is The National Grid Company plc, a corporation that owns and operates the transmission system and control area in England and Wales and has indirect interests in transmission systems in Argentina and Zambia;

     4. On December 14, 1998, National Grid and New England Electric System entered into an Agreement and Plan of Merger, which provides for a business combination transaction; Pursuant to the Agreement, NEES will merge with NGG Holdings LLC, a Massachusetts limited liability company that is indirectly wholly-owned by National Grid, with NEES being the surviving entity, wholly-owned by National Grid (the "Merger");

     5. Following the Merger, NEP will remain a separate corporation wholly owned by NEES and will continue to own and conduct a public service business subject to the jurisdiction of the Board. NEP will also retain its ownership interest in Vermont Yankee;

     6. The Merger also must be approved by several other regulatory bodies, including the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, by the Federal Energy Regulatory Commission under
Section 203 of the Federal Power Act, and the Nuclear Regulatory Commission under the Atomic Energy Act; The Merger also requires a filing with the U.S. Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

     7. Upon the Merger's consummation, National Grid will indirectly acquire a controlling interest in a company that directly has a controlling interest in a company subject to the jurisdiction of the Public Service Board, therefore requiring a finding that the acquisition will promote the public good pursuant to 30 V.S.A. ss.107;

     8. The merger of the parent company of NEP also requires a finding pursuant to 30 V.S.A. ss. 311 that the Merger will not result in obstructing or preventing competition; and

     9. The proposed Merger will promote the public good of the State of Vermont and will not result in obstructing or preventing competition.

                                       II.

     In support of this joint petition, National Grid and NEP prefile testimony and supporting exhibits by the following witnesses:

         Witness                             Subject Matter

     Michael E. Jesanis         Overview;  description of transaction;  public
                                good promoted by the Merger; and description of other regulatory approvals.

     Peter G. Flynn             Description of benefits of the Merger including
                                benefits to NEPOOL, the ISO and electric customers throughout New England.

     Roger Urwin                Description  of The National Grid Group plc;
                                explanation of benefits of the Merger to NEES companies and their customers.


                                      III.

     National Grid and NEP request that the Board:

     A. Appoint a Hearing Officer to hear, schedule a prehearing conference for, and issue notice of the opportunity for hearing on this joint petition in accordance with 30 V.S.A. ss.ss. 107 and 311;

     B. Find that the Merger will promote the public good;

     C. Find that the Merger will not result in obstructing or preventing competition in the purchase or sale of any product, service or commodity, in the sale, purchase or manufacture of which The National Grid Group plc and New England Electric System are engaged; and

     D. Approve the Merger and take such other measures as in the Board's judgment are necessary for the full and expeditious resolution of this joint petition.

                                      Respectfully submitted,

                                      THE NATIONAL GRID GROUP plc
                                      By: LeBouef, Lamb, Greene & MacRae
                                      Attorneys for The National Grid Group plc

                                      By: -------------------------------------
                                               Meabh Purcell

                                      NEW ENGLAND POWER COMPANY
                                      By: Downs Rachlin & Martin PLLC
                                      Attorneys for New England Power Company

                                      By: -------------------------------------
                                               Nancy S. Malmquist


Date:  March 29, 1999

                                STATE OF VERMONT
                              PUBLIC SERVICE BOARD


Joint Petition of The National Grid Group plc  )
and New England Power Company for approval     )
pursuant to 30 V.S.A. ss.107 of the indirect   )    Docket No. ________
acquisition of a controlling interest in New   )
England Power Company                          )



                                   APPEARANCE

     Downs Rachlin & Martin PLLC, appears for one of the petitioners, New England Power Company. Provide copies of all filings in this docket to:

        Nancy S. Malmquist, Esq.
        Downs Rachlin & Martin PLLC
        90 Prospect Street
        P.O. Box 99
        St. Johnsbury, VT  05819-0099

        and to

        Carlos A. Gavilondo, Esq.
        Thomas G. Robinson, Esq.
        New England Power Company
        25 Research Drive
        Westborough, MA  01582-0099

St. Johnsbury, Vermont.  March 29, 1999.


                                        Respectfully submitted,
                                        DOWNS RACHLIN & MARTIN PLLC
                                        Attorneys for New England Power Company


                                        By:------------------------------------
                                                 Nancy S. Malmquist

                                STATE OF VERMONT
                              PUBLIC SERVICE BOARD

Joint Petition of The National Grid Group plc  )
and New England Power Company for approval     )
pursuant to 30 V.S.A. ss.107 of the indirect   )     Docket No. ________
acquisition of a controlling interest in New   )
England Power Company                          )


                          STATEMENT OF NOTICE REQUIRED

     The petitioners, New England Power Company and The National Grid Group plc, hereby state that notice of the above-captioned petition is required, pursuant to Subsection 107 of Title 30, Vermont Statutes Annotated, to the Department of Public Service, and to such other persons as the Board directs. Exhibit A is a proposed form of notice to the public, if required.

     St. Johnsbury, Vermont. March 29, 1999

                                      DOWNS RACHLIN & MARTIN PLLC
                                      Attorneys for New England Power Company

                                      By: -----------------------------------
                                            Nancy S. Malmquist

                                STATE OF VERMONT
                              PUBLIC SERVICE BOARD


Take notice that, on March __, 1999, The National Grid Group plc, a company incorporated in England and Wales, and New England Power Company, a company qualified to transact business in Vermont as a foreign corporation, petitioned the Vermont Public Service Board, pursuant to 30 V.S.A. ss. 107, for approval of the acquisition by The National Grid Group plc of an indirect controlling interest in New England Power Company. Take notice further that the Public Service Board will hold a hearing on this petition at --------------------- in ------------------- on ----------, 1999, at ------------------. Any person wishing to intervene in this proceeding should give written notice thereof to the Board by April 15, 1999. Any questions or filings concerning this petition should be made to:

                           Mrs. Susan M. Hudson, Clerk
                           Vermont Public Service Board
                           112 State Street
                           Drawer 20
                           Montpelier, VT  05620-2701

                                STATE OF VERMONT
                              PUBLIC SERVICE BOARD

Joint Petition of The National Grid Group plc  )
and New England Power Company for approval     )
pursuant to 30 V.S.A. ss.107 of the indirect   )   Docket No. ________
acquisition of a controlling interest in New   )
England Power Company                          )


                             CERTIFICATE OF SERVICE

     Downs Rachlin & Martin PLLC, certifies that it has provided three copies of the above-captioned petition, including its appearance, a statement of notice required, this certificate and related prefiled testimony and exhibits, to the Vermont Department of Public Service, by first-class mail, postage prepaid, with one copy provided to the Department's Director of Public Advocacy, one copy to the Department's Director of Utility Planning, Dr. William Steinhurst, and one copy to the Department's Chief Engineer, Thomas Dunn.

     St. Johnsbury, Vermont.  March 29, 1999

                                       DOWNS RACHLIN & MARTIN PLLC
                                       Attorneys for New England Power Company



                                       By: -----------------------------------
                                             Nancy S. Malmquist